As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enviva Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4097730
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave, Suite 1800 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

enviva inc. long-term incentive plan

(Full title of the plan)

Jason E. Paral

7272 Wisconsin Ave, Suite 1800

Bethesda, MD 20814

(301) 657-5560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐	Smaller Reporting Company ☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).    ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") is being filed for the purpose of registering an additional 3,000,000 shares of common stock (the “Shares”) of Enviva Inc. (the “Registrant”) that may be issued pursuant to the adjustment provisions of the Enviva Inc. Long-Term Incentive Plan (as amended from time to time, the "Plan"). Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") on January 3, 2022, which registered the offer and sale of 3,500,000 Shares under the Plan, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Enviva Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-37363, filed on June 15, 2023).

4.2	Bylaws of Enviva Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-37363, filed on November 8, 2022).

4.3	Enviva Inc. Long-Term Incentive Plan, effective as of December 31, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 001-37363, filed on January 3, 2022).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

107.1	Calculation of Filing Fee Tables

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on August 2, 2023.

ENVIVA INC.

By:	/s/ Jason E. Paral
Name:	Jason E. Paral
Title:	Senior Vice President, General Counsel, and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason E. Paral, as his attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 2, 2023.

Signatures	Title

/s/ Thomas Meth	President, Chief Executive Officer and Director
Thomas Meth	(Principal Executive Officer)

/s/ Shai S. Even	Executive Vice President and Chief Financial Officer
Shai S. Even	(Principal Financial Officer)

/s/ John K. Keppler
John K. Keppler	Executive Chairman

/s/ Ralph Alexander
Ralph Alexander	Director

/s/ John C. Bumgarner, Jr.
John C. Bumgarner, Jr.	Director

/s/ Martin N. Davidson
Martin N. Davidson	Director

/s/ Jim H. Derryberry
Jim H. Derryberry	Director

/s/ Gerrit L. Lansing, Jr.
Gerrit L. Lansing, Jr.	Director

/s/ Pierre F. Lapeyre, Jr.
Pierre F. Lapeyre, Jr.	Director

/s/ David M. Leuschen
David M. Leuschen	Director

/s/ Jeffrey W. Ubben
Jeffrey W. Ubben	Director

/s/ Gary L. Whitlock
Gary L. Whitlock	Director

/s/ Janet S. Wong
Janet S. Wong	Director

/s/ Eva T. Zlotnicka
Eva T. Zlotnicka	Director